Entrada Therapeutics Appoints Maha Radhakrishnan, M.D. to its Board of Directors
BOSTON, June 3, 2025 (GLOBE NEWSWIRE) -- Entrada Therapeutics, Inc. (Nasdaq: TRDA) today announced the appointment of Maha Radhakrishnan, M.D., to its Board of Directors.
“We are pleased to have Dr. Radhakrishnan join the Board at this time of tremendous clinical momentum at Entrada, led by the continued advancement of our Duchenne muscular dystrophy franchise. Dr. Radhakrishnan’s deep and meaningful experience in global drug development will be invaluable as we quickly advance our novel Duchenne programs into multiple patient-focused clinical trials throughout this year,” said Dipal Doshi, Chief Executive Officer at Entrada Therapeutics.
“I’m honored to join the Board of Entrada as it advances its clinical-stage portfolio of Duchenne therapies and its growing pipeline of novel approaches for devastating diseases,” said Dr. Radhakrishnan. “The promising Phase 1 safety and target engagement data, along with the urgent need for new treatments, reinforce the potential of Entrada’s approach to change the lives of people living with Duchenne. I look forward to working with Dipal and the Board to help bring this new class of intracellular therapies to patients and families affected by Duchenne and other serious illnesses.”
Since August 2024, Dr. Radhakrishnan has served as Executive Partner at Sofinnova Investments, a European venture capital firm focused on life sciences. At Sofinnova Investments, Dr. Radhakrishnan leads in-depth diligence across clinical-ready assets in multiple therapeutic areas and provides expertise to portfolio companies in areas including product development and commercialization. From January 2020 to March

2024, Dr. Radhakrishnan served as Group Senior Vice President and Chief Medical Officer at Biogen (NASDAQ: BIIB) where she was responsible for the worldwide medical function. Prior to Biogen, she served as Senior Vice President and Global Head of Medical, Primary Care Business Unit at Sanofi (NASDAQ: SNY). Previously, she held several leadership roles at Bioverativ (acquired by Sanofi), Bristol Myers Squibb (NYSE: BMY), UnitedHealth Group (NYSE: UNH) and Cephalon (acquired by Teva Pharmaceuticals (NYSE: TEVA)). Dr. Radhakrishnan received her M.D. in Internal Medicine with honors from the People’s Friendship University in Moscow, Russia, as well as a Master's degree in the Russian language.

About Entrada Therapeutics
Entrada Therapeutics is a clinical-stage biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines that engage intracellular targets that have long been considered inaccessible. The Company’s Endosomal Escape Vehicle (EEV™)-therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues, resulting in an improved therapeutic index. Through this proprietary, versatile and modular approach, Entrada is advancing a robust development portfolio of RNA- and protein-based programs for the potential treatment of neuromuscular and ocular diseases, among others. The Company’s lead oligonucleotide programs are in development for the potential treatment of people living with Duchenne who are exon 44, 45, 50 and 51 skipping amenable. Entrada has partnered to develop a clinical-stage program, VX-670, for myotonic dystrophy type 1.
For more information about Entrada, please visit our website, www.entradatx.com, and follow us on LinkedIn.
Forward-Looking Statements
This press release contains express and implied forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the validation and differentiation of Entrada’s approach and EEV platform and its ability to provide a potential treatment for patients, and expectations regarding global Phase 2 clinical studies for ENTR-601-44, ENTR-601-45 and ENTR-601-50, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.
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